Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Second Quarter 2021 Results

JACKSONVILLE, FL (August 5, 2021) – Regency Centers Corporation (“Regency” or the “Company”) (NASDAQ:REG) today reported financial and operating results for the period ended June 30, 2021. For the three months ended June 30, 2021, Net Income was $0.56 per diluted share, compared to $0.11 per diluted share for the three months ended June 30, 2020.

Second Quarter 2021 Highlights

•	Reported Nareit FFO of $0.99 per diluted share for the second quarter
•	Updated 2021 Nareit FFO guidance to a range of $3.74 – $3.82 per diluted share
•	Reported that Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased 30.8% during the second quarter over the same period a year ago
•	Increased percent leased by 40 basis points sequentially to 92.9% in the Same Property portfolio as of June 30, 2021
•	Collected 96% of second quarter Pro-rata base rent, as of August 2, 2021
•	Executed 1.9 million square feet of new and renewal leases during the second quarter at a blended rent spread of +2.7%
•	Completed property dispositions of $86 million, at Regency’s share of gross sales price
•	Entered into forward sale agreements in connection with the ATM program to sell an aggregate of 2.3 million shares of common stock at an average gross price of $64.59 per share
•	Realized Pro-rata net debt-to-operating EBITDAre of 5.3x at June 30, 2021
•	Issued the annual Corporate Responsibility Report on June 7, 2021

Subsequent Highlights

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On August 1, 2021, completed the acquisition of our partner’s 80% interest in the seven-property USAA Joint Venture (“USAA JV”) portfolio for $178 million, including the $84 million assumption of our partner’s share of mortgage debt outstanding

•	On August 4, 2021, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.595 per share

“Our results during the second quarter speak to the meaningful progress we continue to see toward full recovery from the effects of the pandemic, with an improved outlook supported by strong foot traffic and leasing activity across our portfolio,” said Lisa Palmer, President and Chief Executive Officer. “In turn, our capital allocation strategy has pivoted to offense, evidenced in the buyout of our JV partner’s interest in seven high quality grocery-anchored neighborhood centers and continued pursuit of value-creating investment opportunities, including our development and redevelopment pipeline.”

Financial Results

Net Income

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For the three months ended June 30, 2021, Net Income Attributable to Common Stockholders (“Net Income”) was $95.5 million, or $0.56 per diluted share, compared to Net Income of $19.0 million, or $0.11 per diluted share, for the same period in 2020.

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Nareit FFO

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For the three months ended June 30, 2021, Nareit Funds From Operations (“Nareit FFO”) was $168.4 million, or $0.99 per diluted share, compared to $104.7 million, or $0.61 per diluted share, for the same period in 2020.

•

Nareit FFO continues to be unfavorably impacted by the COVID-19 pandemic including tenant vacancy and uncollectible lease income related to cash basis tenants, partially offset by revenue related to prior period collections from cash basis tenants.

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Uncollectible lease income associated with tenants on a cash basis of accounting positively impacted revenues in the second quarter by $6.9 million at Regency’s share, or $0.04 per diluted share, comprised of reserves against 2021 billings of ($4.9) million, which was more than offset by the collection of 2020 reserves of $11.8 million. For additional detail, please refer to page 33 of the second quarter 2021 supplemental disclosure.

Core Operating Earnings

•	For the three months ended June 30, 2021, Core Operating Earnings was $161.6 million, or $0.95 per diluted share, compared to $108.9 million, or $0.64 per diluted share, for the same period in 2020.

Portfolio Performance

Same Property NOI

•	Second quarter 2021 Pro-rata Same Property Net Operating Income (“NOI”), excluding termination fees, increased by 30.8% compared to the same period in 2020.

Leased Occupancy

•	As of June 30, 2021, Regency’s wholly-owned portfolio plus its Pro-rata share of co-investment partnerships, was 92.5% leased.
•	As of June 30, 2021, Regency’s Same Property portfolio was 92.9% leased, an increase of 40 basis points sequentially.
o	Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 95.3%, an increase of 30 basis points sequentially.
o	Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 88.8%, an increase of 50 basis points sequentially.

Leasing Activity

•	For the three months ended June 30, 2021, Regency executed 1.9 million square feet of comparable new and renewal leases at blended rent spreads of +2.7%.
•	For the trailing twelve months, the Company executed 6.4 million square feet of comparable new and renewal leases at blended rents spreads of +1.2%.

COVID-19 Update

•	As of August 2, 2021, the Company collected 96% of second quarter Pro-Rata base rent, and executed deferral agreements on an additional 1%.
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Additional information regarding COVID-19 impacts can be found in our “Business Update” presentation, posted on our website at investors.regencycenters.com, as well as on pages 33 – 34 of the second quarter 2021 supplemental disclosure.

Corporate Responsibility

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On June 7, 2021, Regency issued its annual Corporate Responsibility Report, illustrating the Company’s continued commitment to corporate responsibility, as well as describing its key environmental, social, and governance initiatives and achievements. The report can be found on Regency’s Corporate Responsibility website.

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Portfolio Enhancement and Capital Allocation

Developments and Redevelopments

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As of June 30, 2021, Regency’s in-process development and redevelopment projects had estimated net project costs of $346 million and estimated remaining costs to complete of $173 million, each at the Company’s share.

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During the second quarter, Regency commenced construction of the first phase of the redevelopment of Westbard Square in Bethesda, Maryland. Phase I will include a new three-level retail building anchored by Giant, a road realignment, and the development of ~100 senior living units in a joint venture with a best-in-class operator. Future phases of the project will start in the next few years, and will include townhomes, multifamily rental and additional retail.

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During the second quarter, the Company also commenced construction of the second phase of the in-process ground up development of Carytown Exchange, a Publix-anchored shopping center in Richmond, Virginia. Phase II will include an additional 36k square feet of retail shops.

•	During the second quarter, Regency completed redevelopment projects with total Pro-rata costs of $21.7 million, including the $17.5 million redevelopment of Point 50 in Fairfax, Virginia.

Property Transactions

•	During the second quarter, the Company closed on the sales of Gateway 101, Northborough Crossing, and Lantana, at a gross sales price of $86 million at Regency’s share.
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Subsequent to quarter end on August 1, 2021, Regency completed the acquisition of its partner’s 80% interest in the seven-property USAA JV portfolio for $178 million, including the $84 million assumption of the partner’s share of mortgage debt outstanding. The USAA JV structure was liquidated following the completion of the acquisition.

o

The Company will recognize promote income triggered by the liquidation of approximately $13 million in the third quarter of 2021, which is included in the revised 2021 Nareit FFO guidance range but excluded from Core Operating Earnings guidance

•	Regency is currently under contract to sell the non-income producing former Sears building at Hancock Center in Austin, Texas, for $19 million. This sale is expected to close in the third quarter.
•	The company is also under contract to sell the Parnassus Heights Medical Center in San Francisco, California, for $28 million, expected to close in the fourth quarter.

Balance Sheet

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During the second quarter, Regency entered into forward sale agreements in connection with its ATM program to sell an aggregate of 2.3 million shares of common stock at an average gross price of $64.59 per share. The Company will settle a portion of the shares in the third quarter to fund the purchase of its partner’s 80% equity interest in the USAA JV.

•	As of June 30, 2021, the Company had full capacity available under its $1.2 billion revolving credit facility.
•	As of June 30, 2021, Regency’s Pro-rata net debt-to-operating EBITDAre ratio was 5.3x.
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Effective July 2, 2021, Regency’s margin for determining the interest rate on the Company’s revolving credit facility was reduced by 0.01% in accordance with the terms of the credit agreement, following our achievement of a pre-determined sustainability metric related to reduction in greenhouse gas (“GHG”) emissions.

Dividend

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On August 4, 2021, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.595 per share. The dividend is payable on October 5, 2021, to shareholders of record as of September 15, 2021.

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2021 Guidance

Regency Centers provided updated 2021 guidance concurrently with the second quarter 2021 earnings release, as summarized in the table below.

Full Year 2021 Guidance
All figures pro-rata and in thousands, except per share data
	Current	Previous

Net Income Attributable to Common Stockholders per diluted share	$1.95 - $2.03	$1.43 - $1.53

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.74 - $3.82	$3.33 - $3.43

Core Operating Earnings per diluted share (1)	$3.50 - $3.58	$3.16 - $3.26

Same Property Net Operating Income ("SPNOI") Growth (ex. termination fees)	+13.5% to +15.5%	+6.0% to +8.5%
Included Impact of 2020 Reserve Collection on SP NOI Range	+650bps	+425bps

Certain Non-Cash Items (2)	+/- $28,500	+/- $30,000

Net G&A expense	$77,000 - $79,000	$77,000 - $81,000

Net interest expense	$165,500 - $166,500	$164,000 - $165,000

Recurring third party fees & commissions	$24,500 - $25,500	$23,000 - $24,000

Transaction Income (JV Promote)	+/- $13,000	-

Development and Redevelopment Spend	+/- $150,000	+/- $150,000

Acquisitions	+/- $178,000	+/- $0
Cap rate (weighted average)	5.5%	0.0%

Dispositions	+/- $200,000	+/- $150,000
Cap rate (weighted average) (3)	5.5% - 6.0%	5.5% - 6.0%

(1)

Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, and amortization of mark-to-market debt, as well as transaction related income/expenses and debt extinguishment charges.

(2)	Includes above and below market rent amortization, straight-line rents, and amortization of mark-to-market debt adjustments.
(3)	Weighted average cap rates exclude non-income producing assets (dispositions of $48 million).

Please refer to the Company’s “Business Update” presentation for additional detail on guidance disclosure, including a reconciliation of Nareit FFO per diluted share from 2020 to 2021, as well as a reconciliation of Same Property NOI from the previous range to the current range. Additional guidance details may also be found in the second quarter 2021 Supplemental Package. All materials are posted on the website at investors.regencycenters.com

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Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Friday, August 6, 2021, at 11:00 a.m. ET. Dial-in and webcast information is listed below.

Second Quarter 2021 Earnings Conference Call

Date:Friday, August 6, 2021

Time:11:00 a.m. ET

Dial#:877-407-0789 or 201-689-8562

Webcast:investors.regencycenters.com

Replay

Webcast Archive: Investor Relations page under Events & Webcasts

Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings.

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Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Nareit FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended June 30, 2021 and 2020	Three Months Ended		Year to Date
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Nareit FFO:

Net Income (Loss) Attributable to Common Stockholders	$95,490	19,046	$176,146	(6,286)
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	81,177	92,756	165,671	189,388
Goodwill impairment	-	-	-	132,128
Gain on sale of real estate	(19,777)	(7,464)	(31,847)	(45,416)
Provision for impairment of real estate	11,091	230	11,091	1,014
Exchangeable operating partnership units	432	87	796	(28)
Nareit Funds From Operations	$168,413	104,655	$321,857	270,800

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$168,413	104,655	$321,857	270,800
Adjustments to reconcile to Core Operating Earnings (1):
Straight line rent	(2,861)	(3,733)	(6,290)	(7,730)
Uncollectible straight line rent	1,962	18,585	4,535	23,258
Above/below market rent amortization, net	(5,728)	(10,158)	(11,708)	(22,887)
Debt premium/discount amortization	(183)	(402)	(92)	(812)
Core Operating Earnings	$161,603	108,947	$308,302	262,629

Weighted Average Shares For Diluted Earnings per Share	170,172	169,971	170,065	168,781

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	170,935	170,736	170,828	169,889
(1)	Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Pro-rata same property NOI.

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Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Pro-Rata Same Property NOI – Actual (in thousands)

For the Periods Ended June 30, 2021 and 2020	Three Months Ended		Year to Date
	2021	2020	2021	2020
Net Income (Loss) Attributable to Common Stockholders	$95,490	19,046	$176,146	(6,286)
Less:
Management, transaction, and other fees	(7,355)	(6,126)	(13,748)	(12,942)
Other(1)	(8,355)	1,424	(16,059)	(12,386)
Plus:
Depreciation and amortization	74,217	85,058	151,476	174,353
General and administrative	19,187	21,202	40,474	34,907
Other operating expense	1,177	2,480	1,875	3,817
Other expense	14,168	28,798	37,920	166,064
Equity in income of investments in real estate excluded from NOI (2)	24,943	16,878	38,244	32,361
Net income attributable to noncontrolling interests	1,342	528	2,311	1,077
NOI	214,814	169,288	418,639	380,965

Less non-same property NOI (3)	(1,620)	(5,654)	(4,170)	(11,243)

Same Property NOI	$213,194	163,634	$414,469	369,722

Same Property NOI without Termination Fees	$211,404	161,638	$412,261	365,585

Same Property NOI without Termination Fees or Redevelopments	$190,592	145,118	$369,681	327,128
(1)	Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)

Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.

(3)	Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its second quarter 2021 supplemental information package that may help investors estimate earnings for 2021. A copy of the Company’s second quarter 2021 supplemental information will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period-ended June 30, 2021. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent, infill suburban trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2021 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language.  However, the absence of these or similar words or expressions does not mean a statement is not forward-looking.  While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation.

Risk Factors

Risk Factors Related to the COVID-19 Pandemic

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with the Disabilities Act and fire, safety and other regulations may have a negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties.

We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

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Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly, and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us. The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities.

There is no assurance that we will continue to pay dividends at historical rates.

Risk Factors Relating to the Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT.

Legislative or other actions affecting REITs may have a negative effect on us. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

Risks Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future

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